                                                                     EXHIBIT 3.9

                           ARTICLES OF INCORPORATION

                                       OF

                      THE LIQUOR CLUB AT PECAN GROVE, INC.


          We, the undersigned natural persons of the age of twenty-one (21) years or more, at least two (2) of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I

          The name of the corporation is:

          THE LIQUOR CLUB AT PECAN GROVE, INC.

                                  ARTICLE II

          The period of its duration is perpetual.

                                  ARTICLE III

          The purpose or purposes for which the corporation is organized is, generally, to buy, sell, and deal in personal property, real property and services subject to Part Four of the Texas Miscellaneous Corporation Laws Act; to buy and sell alcoholic beverages; and, to do any other act permitted or allowed by law.

          This corporation shall have the power to do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes stated above; provided, however, that nothing herein shall be construed to authorize the corporation to carry on any business, exercise any power or to do any act which the corporation may not under the Texas Business Corporation Act lawfully carry on, exercise or do.

                                  ARTICLE IV

          The aggregate number of shares which the corporation shall have the authority to issue is 500,000 shares of Common stock with a par value of $1.00 per share, each share of which has full voting rights with respect to the election of Directors and other matters of corporation business.

                                   ARTICLE V

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and no/100 Dollars ($1,000.00) consisting of money, labor done, or property actually received.

                                  ARTICLE VI

          The post office address of its initial registered office is 1900 St. James Place, Suite 120, Houston, Texas 77056; the name of its initial registered agent at such address is Morris Hamm.

                                  ARTICLE VII

          The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

          M.D. Belin      1900 St. James Place
                          Suite 120
                          Houston, Texas 77056

          Morris Hamm     1900 St. James Place
                          Suite 120
                          Houston, Texas 77056

          Greg White      1900 St. James Place
                          Suite 120
                          Houston, Texas 77056

                                 ARTICLE VIII

          The names and addresses of the incorporators are:

          Jane Edgeworth  1900 St. James Place
                          Suite 120
                          Houston, Texas 77056

          Morris Hamm     1900 St. James Place
                          Suite 120
                          Houston, Texas 77056

          Greg White      1900 St. James Place
                          Suite 120
                          Houston, Texas 77056

                                  ARTICLE IX

          To the fullest extent permitted by law, each Director or officer of the corporation and each member of any committee of the Board of Directors of the corporation shall, in the performance of any duty imposed or in the exercise of any power conferred upon him by the corporation or by applicable law, be fully protected and excused from liability if, in the exercise of ordinary care, he acted in good faith.

          IN WITNESS WHEREOF, we have hereunto set our hands, this ___ day of August, 1979.


                                       /s/ JANE EDGEWORTH
                                       -------------------
                                       Jane Edgeworth


                                       /s/ MORRIS HAMM
                                       -------------------
                                       Morris Hamm


                                       /s/ GREG WHITE
                                       -------------------
                                       Greg White
STATE OF TEXAS

COUNTY OF HARRIS

          I, Carol Elliott, a Notary Public, do hereby certify that on this 6th day of August, 1979, personally appeared before me Jane Edgeworh, Morris Hamm and Greg White, who each being by me first duly sworn, severally declare that they are the persons who signed the foregoing document as incorporators, and that the statements contained herein are true.

                                       /s/ CAROL ELLIOTT
                                       --------------------
                                       Notary Public in and for
                                       Harris County, Texas

                                       [NOTARY SEAL]

         STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT
                        OR BOTH BY A PROFIT CORPORATION

1.  The name of the corporation is THE LIQUOR CLUB AT PECAN GROVE,INC.
                                   -----------------------------------

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of Texas before filing this statement is 1900 ST. JAMES PLACE, STE 120, HOUSTON TX.
                      -----------------------------------------

3. The address, including street and number, to which its registered office is to be changed is 2777 ALLEN PARKWAY, HOUSTON TX 77019.
                               -------------------------------------
                     (Give new name or state "no change")

4. The name of its present registered agent, as shown in the records of the Secretary of State of Texas, before filing this statement is MORRIS HAMM.
                                                                 -----------

5.  The name of its new registered agent is DONALD H. NICHOLAS.
                                            ------------------
                     (Give new name or state "no change")

6. The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

7.  Such change was authorized by: (Check One)

        A.  The Board of Directors
    ---
     X  B.  An officer of the corporation so authorized by the Board of
    ---     Directors.



                                        /s/ DON R. CLAPSADDLE
                                        ---------------------
                                        An Authorized Officer
                                        Don R. Clapsaddle
                                        Vice President

                                                           FILED
                                                   In the Office of the
                                                Secretary of State of Texas


                      STATEMENT OF CHANGE OF REGISTERED
                      OFFICE OR REGISTERED AGENT OR BOTH
                        BY A TEXAS DOMESTIC CORPORATION

1.  The name of the corporation is The Liquor Club at Pecan Grove, Inc.
                                   ------------------------------------

2. The post office address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas prior to filing this statement is 2777 Allen Parkway,
    Houston, Texas 77019.                            ------------------
    --------------------

3. The post office address, including street and number, to which its registered office is to be changed is 2929 Allen Parkway, Houston Texas
    77019.                                ---------------------------------
    -----

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, prior to filing this statement is Donald H. Nicholas.
    ------------------

5.  The name of its new registered agent is No Change.
                                            ---------
    (Give new name or state "no change")

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7.  Such change was authorized by: (Check one)

     X  A.  The Board of Directors
    ---
        B.  An officer of the corporation so authorized by the Board of
    ---     Directors.


Dated:  October 26, 1993

                                        THE LIQUOR CLUB AT PECAN GROVE, INC.

                                   BY:  /s/ DON CLAPSADDLE
                                        -------------------------------------
                                        Don Clapsaddle
                                        Vice President